LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (the "Agreement"), is made and entered into as of this 1st day of May, 2002 (the "Effective Date"), by and between Value Line Publishing, Inc., located at 220 East 42nd Street, New York, New York 10017 ("VLPI") and First Trust Advisors L.P., 1001 Warrenville Road, Lisle, IL 60532 ("FTA").


                                    RECITALS:

         WHEREAS, VLPI is a publisher of financial and business information and compiles, calculates, and owns all rights in its propriety ranking systems, including the "Value Line Timeliness Ranking System" (the "System");

         WHEREAS, VLPI uses in commerce and owns the registered trade or service names or marks listed in Exhibit A (collectively, the "Marks");

         WHEREAS, FTA wishes to use the (i) System in conjunction with the products described in Exhibit B (the "Products") and (ii) Marks for marketing the Products; and

         WHEREAS, VLPI is willing to license the System and Marks to FTA pursuant to the terms and conditions of this Agreement.

         THEREFORE, the parties agree as follows:

DEFINITIONS

         All capitalized or abbreviated terms in this Agreement, including the first paragraph hereof and the Recitals, shall have their specified respective meanings. All definitions shall apply both to their singular and plural forms, as the context may require.

           Section 1. License Rights. (a) Subject to the terms and conditions of this Agreement, VLPI grants to FTA a non-exclusive and non-transferable (except as provided herein) license during the term (as defined in Section 10(a)), (i) to use the System solely for its own internal purposes "as is" without modifying the System and not in conjunction with any other product or service; and (ii) to promote and market (collectively "Market(ing)") the System and Marks only to actual or potential U.S. purchasers of investment units in the Product (the "Clients"). FTA's licenses hereunder only extend to the United States and the Clients. FTA shall not use or Market the System or Marks, other than as expressly set forth herein, and FTA may not Market the System or Marks over the Internet or by other electronic means, without VLPI's prior written consent.

         (b) FTA agrees to be bound by, and shall include the following italicized paragraph in quotes and the italicized paragraph in quotes in Section 1(c) in any and all materials which FTA uses in connection with the Product, including without limitation, all prospectuses, plans, registration statements, documents required to be filed with governmental or regulatory agencies, advertisements, brochures, and any other publication, informational or other items that in any way use or refer to VLPI, the Product, the System, or any Mark (collectively, the "Informational Materials"). All Informational Materials must be approved in advance in writing by VLPI prior to their dissemination. All Informational Materials must be in printed form and may not be reproduced or disseminated over the Internet or by other electronic means, without VLPI's prior written consent.

         "Value Line Publishing, Inc.'s ("VLPI") only relationship to First Trust Advisors L.P. is VLPI's licensing to First Trust Advisors L.P. of certain VLPI trademarks and trade names and the Value Line Timeliness Ranking System (the "System"), which is composed by VLPI without regard to First Trust Advisors L.P., this Product or any investor. VLPI has no obligation to take the needs of First Trust Advisors L.P. or any investor in the Product into consideration in composing the System. The Product results may differ from the hypothetical or published results of the Value Line Timeliness Ranking System. VLPI is not responsible for and has not participated in the determination of the prices and composition of the Product or the timing of the issuance for sale of the Product or in the calculation of the equations by which the Product is to be converted into cash. VLPI MAKES NO WARRANTY CONCERNING THE SYSTEM, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTIES ARISING FROM USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE, AND VLPI MAKES NO WARRANTY AS TO THE POTENTIAL PROFITS OR ANY OTHER BENEFITS THAT MAY BE ACHIEVED BY USING THE SYSTEM OR ANY INFORMATION OR MATERIALS GENERATED THEREFROM. VLPI DOES NOT WARRANT THAT THE SYSTEM WILL MEET ANY REQUIREMENTS OR THAT IT WILL BE ACCURATE OR ERROR-FREE. VLPI ALSO DOES NOT GUARANTEE ANY USES, INFORMATION, DATA OR OTHER RESULTS GENERATED FROM THE SYSTEM. VLPI HAS NO OBLIGATION OR LIABILITY (I) IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR TRADING OF THE PRODUCT; OR (II) FOR ANY LOSS, DAMAGE, COST OR EXPENSE SUFFERED OR INCURRED BY ANY INVESTOR OR OTHER PERSON OR ENTITY IN CONNECTION WITH THIS PRODUCT, AND IN NO EVENT SHALL VLPI BE LIABLE FOR ANY LOST PROFITS OR OTHER CONSEQUENTIAL, SPECIAL, PUNITIVE, INCIDENTAL, INDIRECT OR EXEMPLARY DAMAGES IN CONNECTION WITH THE PRODUCT."

         (c) In addition to the foregoing, FTA must always use the following notice on any Informational Material or any other print, electronic, digital communication or voice recording when referring to VLPI, the Product, any Mark or the System:

         " 'VALUE LINE,' 'THE VALUE LINE INVESTMENT SURVEY' OR '[OTHER APPLICABLE MARK]' ARE REGISTERED TRADEMARKS OF VALUE LINE, INC. OR VALUE LINE PUBLISHING, INC. THAT ARE LICENSED TO FIRST TRUST ADVISORS L.P. THIS PRODUCT IS NOT SPONSORED, RECOMMENDED, SOLD OR PROMOTED BY VALUE LINE PUBLISHING, INC., VALUE LINE, INC. OR VALUE LINE SECURITIES, INC. FIRST TRUST ADVISORS L.P. IS NOT AFFILIATED WITH ANY VALUE LINE COMPANY."

         VLPI's consent shall be deemed given for any written advertising material which has been approved in writing in advance by VLPI's Legal Department and which is then to be reproduced verbatim and in full in FTA's website.

         (d) If the System is delivered on or in conjunction with software and related documentation (the "Documentation"), then the license given to FTA under Section l(a) (i) applies to such documentation and solely to the object code of such software. Any and all software, modifications, enhancements, corrections or changes thereto, and all copies of any of the foregoing in any form whatsoever collectively constitute the "Software". VLPI authorizes FTA to make only such copies of the Software as are necessary for FTA's performance of this Agreement.

         (e) Nothing in this Agreement, expressed or implied, shall be deemed to limit VLPI's rights to Market - or otherwise make available or use for any purpose, which VLPI in its sole discretion deems appropriate, whether directly or through other parties within the United States or elsewhere - the System, Marks, Software or any product, service or information related thereto or derived therefrom.

         (f) FTA shall use its best efforts to protect the goodwill and reputation of VLPI in connection with its use of the System and Marks under this Agreement, but nothing herein shall be deemed to require FTA to initiate a proceeding against any third party to enforce VLPI's goodwill. FTA shall submit to VLPI for its review and prior approval all Informational Materials before FTA's use thereof. VLPI shall notify FTA whether it approves the Informational Materials within thirty (30) days following receipt thereof from FTA. Any disapproval shall state VLPI's reasons therefor. If VLPI does not grant its written approval within such thirty (30) day period, FTA may not use the Informational Materials. Once Informational Material has been approved by VLPI, subsequent Informational Materials which describe and use the System or Marks in the same language as had been previously approved by VLPI need not be resubmitted for approval.

         (g) FTA may sub-license the rights granted to it hereunder to the entities listed in Exhibit D hereto. However, FTA shall assume all responsibility for and will hold harmless and indemnify VLPI against any action by a sub-licensee as if such action or inaction were that of FTA. In order to sub-license to any entity, FTA must obtain an agreement with the sub-licensee which contains the provisions set forth in Exhibit E.

           Section 2. Payments, Records and Audit. (a) FTA shall pay VLPI a license fee (the "Fee"), equal to two and one-half (2.5) basis points of the average gross total daily assets invested in the Product during each Calendar Quarter, which payments shall be made by FTA within thirty (30) days after the end of such Calendar Quarter. A "Calendar Quarter" is the three (3) month period ending on each of March 31, June 30, September 30, or December 31 of each year.

         (b) However, if the Effective Date is a date other than the first day of a Calendar Quarter, the amount payable to VLPI with respect to the period beginning on the Effective Date and ending on the last day of that one Calendar Quarter in which the Effective Date falls (the "Stub Period") shall equal the Fee amount multiplied by a fraction, the numerator of which is the number of days in the Stub Period and the denominator of which is the number of days in that Calendar Quarter (the "Prorated Payment").

         For example: Assume a Fee of $30,000 for the Calendar Quarter ending March 31 and Effective Date of January 15; then the Prorated Payment is $30,000 X 75/90 = $25,000.

         (c) If this Agreement is terminated or expires for any reason on any day other than the last day of a Calendar Quarter, the Fee payable to VLPI with respect to that final period shall be similarly prorated as provided in Subsection 2(b) above.

         (d) (i) Within ninety (90) days after the end of each calendar year, FTA shall provide VLPI with a written confirmation of the average gross total daily assets invested in the Products in such year (the "Receipt Information").

        (ii) FTA shall keep and maintain - throughout the Term and for seven (7) years after the expiration, non-renewal or termination of the Agreement for any reason -accurate and comprehensive hard-copy or electronically retrievable and reproducible records of all its business activities relating to the System and the Product (including the Receipt Information and all reports and records generated or received by FTA in connection therewith) and make them available to VLPI, at VLPI's expense, or its representatives for audit and copying within two
(2) business days after FTA's receipt of VLPI's written request therefor. Audits shall take place during normal business hours at the offices of FTA and may be requested by VLPI at any time during the Term and for a period of one (1) year after the expiration or termination of this Agreement for any reason. FTA shall fully cooperate with VLPI's audit.

       (iii) If the audit reveals an underpayment in FTA's payment obligations to VLPI, FTA shall immediately pay VLPI such unpaid amount plus interest on the underpaid amount at the rate of one and one-half percent (1.5%) per month, or the highest interest rate permitted by applicable law, if lower, accruing daily as of the date payment thereof was due to VLPI until actual payment is received by VLPI. In addition, if the underpaid amount exceeds three percent (3%) of FTA's actual payment, FTA shall, within thirty (30) days of VLPI's invoice to FTA, reimburse VLPI for all its audit costs with respect to such audit. VLPI shall keep the audit materials confidential and use them only for the purpose contemplated in, and to enforce its rights under, this Agreement.

           Section 3. VLPI Obligations. (a) VLPI shall provide FTA with the System upon the execution of this Agreement, and thereafter with the updates to the System as VLPI makes them generally commercially available to its general circulation subscribers.

         (b) If it is the policy of VLPI to prohibit its employees who are directly responsible for changes in the components of the System from purchasing or beneficially owning any interest in the Product, FTA shall have no responsibility for ensuring that such VLPI employees comply with such VLPI policy and shall have no duty to inquire whether any purchasers or sellers of the Product are such VLPI employees. VLPI shall have no liability to FTA with respect to VLPI's or any of its affiliates' employees' adherence or failure to adhere to such policy.

         (c) VLPI shall promptly correct any errors in the System which are brought to VLPI's attention by FTA, provided that nothing in this Agreement shall be deemed to give FTA the right to exercise any judgment or require any changes with respect to VLPI's method of composing, calculating or determining the System.

           Section 4. VLPI's Representations and Warranties. (a) VLPI represents and warrants that for a period of ninety (90) days after the Effective Date: (i) the Software, if provided hereunder, shall not, under normal use, deviate materially from the specifications contained in its documentation and (ii) the disk on which the Software is recorded (the "Disk") shall be free from defects in materials and workmanship. If any deviation or defect not due to FTA's negligence appears, FTA may return the Disk to VLPI during the 90-day warranty period for repair or, at VLPI's sole discretion, replacement without charge. This warranty does not cover deviations or defects arising from any use of the Disk that is inconsistent with its intended purpose. FTA assumes the entire cost of all necessary servicing, repair or correction of defects after the 90-day warranty period.

         (b) VLPI also represents and warrants that it has the right and authority to enter into this Agreement and license the System and Marks to FTA as contemplated herein and that the licensing of the System and Marks to FTA will not breach any contract to which VLPI is a party or constitute an infringement of the intellectual property rights of any other person.

         (c) (i) EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 4(a) AND 4(b), NEITHER VLPI NOR ANY PROVIDER (AS DEFINED IN SUBSECTION (ii) BELOW) MAKES ANY WARRANTY, EXPRESS OR IMPLIED, CONCERNING THE SYSTEM, SOFTWARE OR MARKS OR ANY PART THEREOF, ANY INFORMATION OR USE DERIVED THEREFROM, OR OTHERWISE IN CONNECTION WITH THIS AGREEMENT. VLPI SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTIES ARISING FROM USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE RELATING TO THE SYSTEM, SOFTWARE OR MARKS OR OTHERWISE IN CONNECTION WITH THIS AGREEMENT.

        (ii) FTA acknowledges that the System will be based upon data, facts and information provided to VLPI by third parties (the "Providers") and that, although VLPI believes such information to be correct, VLPI does not warrant that the System or Software will meet FTA's or any client's requirements or that it will be accurate or error-free. VLPI does not guarantee any information, data or other results generated from the System or Software, or that use thereof will affect or improve investment performance. VLPI makes no representation or warranty as to the potential investment profits or any other benefits that may be achieved by using the System or Software.

         (d) FTA ACKNOWLEDGE THAT: (I) THE SYSTEM LICENSED TO FTA HEREUNDER MIRRORS THE INFORMATION PROVIDED TO VLPI'S GENERAL CIRCULATION SUBSCRIBERS AND WILL BE PROVIDED TO FTA WITH THE SAME FREQUENCY AS IT IS PROVIDED TO VLPI'S GENERAL CIRCULATION SUBSCRIBERS; (II) VLPI IS NOT IN CONNECTION WITH THIS AGREEMENT OR ANY PRODUCT RECOMMENDING INVESTMENTS TO FTA CLIENTS OR DIRECTLY OR INDIRECTLY ACTING IN AN INVESTMENT ADVISORY CAPACITY; (III) INVESTMENT ACTIVITIES AFFECTING THE CLIENT WILL NOT BE ADMINISTERED, INFLUENCED OR OTHERWISE CAUSED, IN WHOLE OR IN PART BY VLPI; AND (IV) ALL INVESTMENT DECISIONS

WITH RESPECT TO CLIENT ACCOUNTS WILL BE EXERCISED SOLELY BY FTA AND CLIENT, AND VLPI HAS NEITHER THE ABILITY NOR AUTHORITY TO MAKE SUCH DECISIONS.

         (e) VLPI SHALL HAVE NO LIABILITY TO FTA, ANY CLIENT OR OTHER THIRD PARTY FOR DAMAGES RESULTING OR ALLEGED TO HAVE RESULTED FROM ANY ERROR OR OMISSION IN THE SYSTEM OR SOFTWARE OR ANY ACTION TAKEN OR NOT TAKEN BASED THEREON, OR INFORMATION DERIVED THEREFROM; AND IN NO EVENT SHALL VLPI OR ANY PROVIDER BE LIABLE TO FTA, OR ANY CLIENT OR ANY THIRD PARTY FOR ANY LOST PROFITS, LOSS OF BUSINESS, LOST SAVINGS OR OTHER CONSEQUENTIAL, SPECIAL, PUNITIVE, INCIDENTAL, INDIRECT OR EXEMPLARY DAMAGES, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         (f) in the event that the System, Software or any Mark becomes the subject of any infringement claim, VLPI, in its sole discretion, may obtain for FTA the right to continue using the System, Software or Mark or may cause it to be modified to resolve such claim or suit. If VLPI does not deem either one of these alternatives reasonably available to it, VLPI may require FTA in writing to stop taking in new investments in the Product; and VLPI shall not be required to compensate or otherwise have any other liability to FTA as a result thereof; except that, VLPI shall indemnify FTA from any damages awarded against FTA in a nonappealable final judgment as a result of FTA's use of any System, Software or, Mark determined to be infringing by a court of competent jurisdiction, provided that the System or Mark found to be infringing has not in any way been modified or changed by FTA or any third party prior to the finding of such infringement and that VLPI has approved FTA's litigation counsel in advance. The foregoing is the sole obligation of VLPI and FTA's sole remedy, in lieu of all others, in the event of any such infringement claim or suit.

         (g) EXCEPT AS PROVIDED UNDER SECTIONS 4(b) AND 4(f), VLPI'S LIABILITY FOR ANY REASON UNDER THIS AGREEMENT OR IN CONNECTION WITH THE SYSTEM OR SOFTWARE SHALL NOT EXCEED THE AMOUNT FTA ACTUALLY PAID TO VLPI UNDER THIS AGREEMENT FOR THE CONSECUTIVE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE DATE GIVING RISE TO SUCH LIABILITY.

         (h) FTA ACKNOWLEDGES THAT VLPI'S LIABILITY AND WARRANTY LIMITATIONS SET FORTH IN THIS SECTION 4 ARE REASONABLE UNDER THE CIRCUMSTANCES AND THAT FTA'S CONSENT THERETO IS FAIRLY REFLECTED IN THE FEE AND CONSTITUTES A MATERIAL INDUCEMENT FOR VLPI'S ENTRY INTO THIS AGREEMENT.

           Section 5. FTA's Representations and Warranties.

         (a) FTA represents and warrants that FTA shall:

                   (i) use and Market the System and Marks only (1) in conjunction with the Product; and (2) market the Product only through use of Informational Materials which have been previously approved by VLPI pursuant to Section 1(f) and, in any event, contain the language required by Sections 1(b) and 1(c) and contain no term that, expressly or by implication, derogates from, or otherwise is inconsistent with, any provision in Section 1(b), 1(c) or other terms of this Agreement;

                  (ii) make no claim, representation or warranty regarding the performance, adequacy, results or other aspects of the System, or Product, except as is expressly set forth in this Agreement;

                 (iii) remain duly registered or licensed as an investment adviser under the Investment Advisers Act of 1940 (the "Act") and the laws of each state in which FTA is required to be so registered or licensed, and otherwise to the extent necessary or appropriate under all applicable laws and regulations to carry on the activities contemplated by this Agreement;

                  (iv) comply in all material respects with the provisions of the Act, the rules promulgated thereunder, and any other federal and state securities laws applicable to the implementation of this Agreement;

                   (v) ensure that all investment practices of FTA and the services offered in connection therewith shall not violate any federal or state laws, rules or regulations or the laws, rules or regulations of any governmental agency or regulatory or self-regulatory entity overseeing FTA's business as finally determined by the governmental, judicial or regulatory entity having lawful jurisdiction; and

                  (vi) maintain with respect to each Client all records and forms relating to the Product that FTA is required to maintain under the Act and shall make such records and forms available to any Client, as required by applicable laws or regulations, or to VLPI on reasonable notice during normal business hours.

           Section 6. Proprietary Rights. (a) FTA acknowledges that (i) the System and Software and all parts thereof consist of information gathered, selected, analyzed, arranged, and presented by VLPI through the application of methods of selection, organization, computation, analysis, and judgment unique and original to VLPI and at considerable expense to VLPI, and (ii) the actual value thereof far exceeds VLPI's cost of preparing them.

         (b) FTA acknowledges that (i) VLPI owns all rights, title and interest in and to the System, Software and Marks. Nothing in this Agreement shall he construed to grant FTA any license or right not expressly authorized by this Agreement. FTA acknowledges that it shall acquire no interest in the System, Software, or Marks by reason of this Agreement.

         (c) FTA shall not remove and shall fully reproduce and include all copyright, trademark, and other proprietary rights notices on all copies of the Systems and Software and all Informational Materials in its possession, including any partial copy. FTA may not, during or after the Term, for any purpose, use adopt or attempt to register anywhere in the world - whether alone or together with any other mark, symbol, or name - any trade name or mark or service name or mark that is similar or confusingly similar to any Mark.

         (d) FTA shall not (i) modify, translate into a foreign language or generate or use derivative works from the System, Software or Marks or any part thereof; (ii) reverse engineer, reverse compile, reverse assemble, or otherwise attempt to reveal or duplicate for any purpose the methodologies, know how or trade secrets underlying the System or Software (including the Software's source code); (iii) resell, license, distribute, assign, or otherwise transfer the System or any Software or any copy thereof, or any service, data or product derived therefrom, to any third party for any purpose; (iv) use the System or Software to create another product or service or otherwise for the benefit of any third party, except with respect to the Product pursuant to this Agreement;
(vi) do anything which directly or indirectly may encumber or otherwise interfere with VLPI's proprietary rights in the System, Software or Marks; or
(vii) extract ideas, algorithms, procedures, formulas, workflows, or hierarchies from the System or Software.

         (e) FTA shall cooperate with VLPI, at VLPI's expense, to protect the System, Software and Marks from infringement by third parties including Clients. FTA shall promptly notify VLPI of any act, of which it becomes aware, that may constitute an infringement of any copyright, trademark, trade secret, patent, or other proprietary right. FTA shall also promptly notify VLPI of any claim, allegation or notification of which FTA becomes aware that the System, Software, Marks, Product or the Marketing thereof, infringes upon the intellectual property rights of any third party or violates any law or regulation of any kind. FTA agrees to cooperate with VLPI, at VLPI's expense, to obtain, register and enforce for VLPI's benefit all copyrights, trademarks, patents, and trade secrets with respect to the System, Software or Marks, including without limitation, the execution of any requested document.

           Section 7. Confidential Information. (a) "Confidential information" means the System and Software and all information related thereto, VLPI's or any of its affiliates, business, financial, marketing product or service information and any other information which is identified in writing prior to disclosure as confidential or proprietary to VLPI or any Provider and any copies or versions thereof. Except as expressly authorized by this Agreement, FTA may not use or disclose Confidential Information (or allow it to be disclosed) to any third party. FTA also agrees to: protect the confidentiality of the Confidential Information at least to the extent FTA protects its own confidential information; and, in any event and at a minimum, to keep the Confidential information in a safe and secure place and monitor and limit access to the Confidential Information only to those of its personnel who (i) require such access (the "Recipients") to implement FTA's obligations under this Agreement, and (ii) who, prior to obtaining such access, execute the attached Exhibit C acknowledging the proprietary and confidential nature of the Confidential Information and requiring compliance with this Section 7. Copies of each such signed Exhibit C form shall be delivered to VLPI within 5 days of signature. FTA shall promptly notify VLPI of any use of disclosure of Confidential Information, of which FTA becomes aware, that is not authorized by this Agreement. VLPI agrees that information which is or becomes part of the public domain with no fault of FTA shall not be deemed Confidential Information.

         (b) Notwithstanding Section 12(e), since FTA's breach of Section l, 6 or 7(a) may cause VLPI irreparable injury, VLPI, in addition to all other remedies, shall have the right to seek equitable or injunctive relief as, when and where it deems fit in the event of an actual or attempted breach of FTA's or any Recipient's obligations hereunder.

           Section 8. Assignment. FTA may not assign its rights or delegate its obligations hereunder without the prior written consent of the Chairman and CEO of VLPI, which shall also be required in the event of a change of control of

FTA. VLPI may assign its rights under this Agreement to any third party, but may not delegate its obligations hereunder without the consent of FTA, which consent shall not unreasonably be withheld or delayed; except that, VLPI may delegate this Agreement or any of its obligations hereunder to any of its corporate affiliates such as any of its subsidiaries, sister or parent companies. Any other attempted or purported assignment or delegation of this Agreement or any rights or duties hereunder shall be void and of no effect.

           Section 9. Indemnifications. (a) FTA shall defend, indemnify and hold harmless VLPI and its affiliates and each of their officers, directors, shareholders, agents, and employees, from and against any and all claims, suits, liabilities, judgments, losses, damages, and expenses, including legal fees, arising out of or relating to: (i) the Product; (ii) FTA's breach of any of its obligations or warranties in this Agreement, or any FTA action that is inconsistent with any of FTA's acknowledgments or VLPI's disclaimers in this Agreement; or (iii) the action of any Client.

         (b) in addition to VLPI's indemnification obligation under Section 4(g), VLPI also shall defend, indemnify and hold FTA harmless from and against any and all suits, liabilities, losses, damages and expenses, including legal fees, arising out of or relating to VLPI's breach of any of its warranties in
Section 4(b) .

          Section 10. Term and Termination. (a) This Agreement shall become effective on the Effective Date and shall continue in effect for a term of one
(1) year (the "Initial Term") and, thereafter, the Agreement will be automatically renewed for successive one (1) year terms (the "Renewal Terms"); unless either party, in its sole discretion, informs the other of its decision not to renew the Agreement at least sixty (60) days prior to the expiration of the applicable Initial Term or any Renewal Term. The Initial Term and all Renewal Terms collectively constitute the "Term". The Agreement may be terminated at any time during the Term pursuant to Sections 10(b), (c) or (d) below.

         (b) Either party may terminate this Agreement in its sole discretion for any reason and at any time during the Term upon ninety (90) days prior written notice to the other party.

         (c) This Agreement also may be terminated by either party in writing upon thirty (30) days prior written notice to the other party, if such other party breaches any term of this Agreement and fails to cure such breach within that thirty (30) day notice period.

         (d) VLPI also may terminate this Agreement effective immediately upon written notice to FTA upon:

                   (i) the institution by or against FTA of any insolvency, receivership or bankruptcy proceedings or upon FTA's dissolution or ceasing to do business;

                  (ii) breach by FTA, of any of its obligations or warranties under Section 1, 5, 6, 7, 8 or 9;

                 (iii) any fraudulent conduct or material misrepresentation by FTA involving the Product; or

                  (iv) any alleged or instituted administrative action or suit by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., or any other regulatory or administrative, federal or state agency for FTA's violation of any rule, regulation or statute; or

                   (v) change of control of FTA.

         (e) On the Effective Date of termination or expiration of this Agreement for any reason (the "End Date"), FTA shall immediately cease holding itself out as having a relationship with VLPI of any kind and cease using or Marketing the System, the Product, or any Mark; and return to VLPI all versions and copies thereof then in its possession. The due date of all payments due to VLPI under this Agreement for any period through the End Date shall automatically be accelerated and all such payments shall become immediately due and payable on the End Date. FTA hereby expressly waives and renounces any claim to compensation or damages for any permitted termination, non-renewal or expiration of this Agreement.

         (f) Notwithstanding Section 10(e), VLPI shall continue to deliver System updates to FTA solely for use for Clients who became Clients prior to the End Date, and VLPI shall continue receiving the Fees therefor on a timely basis; except that, VLPI shall not be obligated to provide such updates if this Agreement is terminated pursuant to Section 10(c) or 10(d).

         (g) The provisions of Sections 1(c), 1(d), 2, 4(b), (c), (d), (e), (f),
(g) and (h), 5, 6, 7, 9, 10 (e), (f) and (g) , and 12 shall survive the expiration or termination of this Agreement for any reason.

          Section 11. Nature of Relationship. FTA shall conduct its business as a principal for its own account and at its own expense and risk. FTA is and shall remain an independent contractor of VLPI. Nothing in this Agreement may be interpreted or construed to create any employment, partnership, agency, joint venture, consulting, advisory, representative, subadvisory, or other similar relationship between FTA and VLPI. FTA shall not represent itself directly or by implication as having any such relationship with VLPI.

          Section 12. Miscellaneous. (a) The waiver, express or implied, by either party of any right hereunder must be in writing and shall not constitute a waiver of that same right thereafter, nor of any other right.

         (b) Any provision of this Agreement that is determined by a court of competent jurisdiction or state or federal agency to be prohibited or unenforceable in any jurisdiction will, as to such provision and jurisdiction only, be deemed severed, and subject to such severance, this Agreement will continue in effect in accordance with its remaining terms and conditions.

         (c) Any notice required by this Agreement shall be in writing and shall be deemed duly given only if sent by a recognized overnight courier service (e.g., Federal Express) against signed receipt and shall be effective on the date of delivery, as evidenced by the courier delivery confirmation. Notices shall be given as follows:

         if to VLPI:       Value Line Publishing, Inc.
                           220 East 42nd Street
                           New York, New York 10017-5891
                           Attention:  Jean B. Buttner
                                       Chairman and CEO

         if to FTA:        First Trust Advisors, L.P.
                           1001 Warrenville Road
                           Lisle, IL  60532

or to such other address as each party shall specify in a notice properly given under this Section 12(c).

         (d) this Agreement and Exhibits A, B, C, D and E attached and incorporated hereto and made part hereof (i) constitute the final, sole and complete agreement between the parties with respect to its subject matter and supersedes and terminates all prior discussions and agreements, oral or written, regarding its subject matter; and (ii) may not be altered, amended or modified except by a writing signed by the Chairman and CEO of VLPI and the President of FTA.

         (e) This Agreement, and the parties' rights and obligations thereunder, shall for all purposes be solely and exclusively governed by, and construed, interpreted and enforced in accordance with the laws of the State of New York (excluding its principles of conflict of laws). The parties hereby agree that the courts located in the State of New York, shall constitute the sole and exclusive forum for the resolution of any and all disputes arising out of, under or in connection with the Agreement and hereby consent to the jurisdiction of such courts and irrevocably waive any objections thereto, including, without limitation, on grounds of improper venue or forum non conveniens. The parties agree that any judgments of such courts may be entered and enforced by any court with jurisdiction over the party against which judgment was rendered or its assets, wherever located.

         (f) Should an action be instituted by either party against the other to enforce any provision of this Agreement or otherwise to determine the rights and obligations of the parties, the prevailing party shall be entitled to recover reasonable attorneys' and expert fees and expenses from the other party.

         (g) Neither party may assign this agreement without the consent of the other signed by its chief executive officer, except only to an entity with the same beneficial ownership as the original signatory.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the duly authorized representatives of the parties as of the Effective Date.

FIRST TRUST ADVISORS L.P.                        VALUE LINE PUBLISHING, INC.



By:   /s/ James A. Bowen                         /s/ Jean B. Buttner
      ------------------                         --------------------
      James A. Bowen                             Jean B. Buttner
      President                                  Chairman and CEO

                                    EXHIBIT A

                              VALUE LINE TRADEMARKS

    Registered & Common Law Trademarks and Service Marks of Value Line, Inc.

1. U.S. Federally Registered Trademarks and Service Marks

     VALUE LINE
     THE VALUE LINE INVESTMENT SURVEY
     THE VALUE LINE INVESTMENT SURVEY (STYLIZED)
     THE VALUE LINE MUTUAL FUND SURVEY
     V (& design)
     VALUE GUARD
     VALUEMASTER
     VALU-MATIC
     VALUE/SCREEN
     VALUE LINE FUND ANALYZER

2. Common Law Trademarks and Service Marks - U.S. applications pending

     VALUE LINE AGGRESSIVE INCOME TRUST
     VALUE LINE ASSET ALLOCATION FUND, INC.
     VALUE LINE DATAFILE
     VALUE LINE ESTIMATES & PROJECTIONS FILE
     THE VALUE LINE INVESTMENT SURVEY - EXPANDED EDITION
     THE VALUE LINE INVESTMENT SURVEY - CONDENSED EDITION
     THE VALUE LINE NO-LOAD FUND ADVISOR
     THE VALUE LINE OTC SPECIAL SITUATIONS SERVICE
     VALUE LINE SELECT
     VALUE LINE STOCK ANALYZER
     VALUE LINE STRATEGIC ASSET MANAGEMENT
     VALUE LINE U.S. MULTINATIONAL COMPANY FUND, INC.

3. Common Law Trademarks and Service Marks

     VALUE LINE  - A BEACON OF LIGHT
     VALUE LINE ADJUSTABLE RATE U.S. GOVERNMENT SECURITIES FUND, INC. VALUE LINE ARITHMETIC COMPOSITE INDEX
     VALUE LINE ASSET MANAGEMENT
     THE VALUE LINE CASH FUND, INC.
     VALUE LINE CENTURION FUND, INC.
     VALUE LINE  CONVERTIBLE FUND, INC.
     VALUE LINE  CONVERTIBLES
     VALUE LINE  CONVERTIBLES INDEX

     VALUE LINE  CONVERTIBLE SECURITIES FILE
     THE VALUE LINE FUND, INC.
     VALUE LINE GEOMETRIC COMPOSITE INDEX.
     VALUE LINE GUIDE TO CONVERTIBLE STRATEGIES
     VALUE LINE  GUIDE TO OPTION STRATEGIES
     THE VALUE LINE INCOME FUND, INC.
     VALUE LINE  INDEX OF PUTS AND CALLS
     VALUE LINE INDUSTRY REVIEW
     VALUE LINE INVESTMENT SURVEY - CANADIAN EDITION
     VALUE LINE LEVERAGED GROWTH INVESTORS, INC.
     VALUE LINE MUTUAL FUND ADVISOR
     VALUE LINE NEW YORK TAX EXEMPT TRUST
     VALUE LINE OPTIONS
     VALUE LINE PUBLISHING, INC.
     VALUE LINE SECURITIES, INC.
     VALUE LINE SOFTWARE
     THE VALUE LINE SPECIAL SITUATIONS FUND, INC.
     THE VALUE LINE  TAX EXEMPT FUND, INC.
     VALUE LINE TIMELINESS RANKING SYSTEM
     VALUE LINE U.S. GOVERNMENT SECURITIES FUND, INC.
     VALUE LINE WARRANT INDEX
     VALUE LINES
     VALUE PROBE
     VALUE LINE INTERMEDIATE BOND FUND, INC.
     VALUE LINE SMALL-CAP GROWTH FUND, INC.
     VALUE LINE SELECTION AND OPINION
     VALUE LINE  RANK 1 STRATEGY
     MINI VALUE LINE

                                    EXHIBIT B

         Each Product is a series of First Defined Portfolios Fund, L.L.C. (the "Fund"), an open-end management investment company which serves as a funding vehicle for variable annuity contracts issued by American Skandia Life Assurance Corporation.

         Product #1 - The Value Line 25 Portfolio is a series of the Fund owning approximately 25 securities chosen by FTA from the Group I stocks in Value Line's Timeliness Ranking System.

         Product #2 - The Managed VIP Portfolio is a series of the Fund which owns securities chosen by FTA by applying several, but not necessarily all, of the following investment strategies: (i) The Dow Target 5 Strategy; (ii) The Value Line Target 25 Strategy; (iii) The Nasdaq Target 15 Strategy; (iv) The Dow DART 10 Strategy; (v) The European Target 20 Strategy; (vi) The Target Small-Cap Strategy; (vii) The S&P Target 24 Strategy; and (viii) The Global Target 15 Strategy; provided however, that for purposes of Section 2 of the Agreement, the Product shall be deemed to be the portion of the Managed VIP Portfolio invested by applying the Value Line 25 Strategy.

         As an open-end management investment company, each shareholder has the right to redeem shares at any time at a price equal to the net asset value thereof next computed after the shares are tendered for redemption.

                                    EXHIBIT C

         I acknowledge the proprietary and confidential nature of Value Line Publishing material I use in my work at FTA. I will keep it confidential and use it only for the benefit of FTA. I have been informed by my employer of my and FTA's obligation under its agreement with Value Line Publishing.

                                       By:

                                       Name:__________________________________

                                       Title:_________________________________

                                       Date:__________________________________

                                    EXHIBIT D

                             PERMITTED SUB-LICENSEES

First Defined Portfolio Fund, L.L.C.

American Skandia Life Assurance Corporation

                                    EXHIBIT E

                             SUB-LICENSEES AGREEMENT

         THIS AGREEMENT, is made by and between First Trust Advisors, L.P. ("FTA"), whose principal offices are located at 1001 Warrenville Road, Suite 300, Lisle, IL 60532, which is a Licensee of Value Line Publishing, Inc. ("VLPI"), 220 East 42nd Street, New York, New, York 10017 and

_________________________________________ (Sub-Licensee), whose principal offices are located at ________________________________________________.

         WHEREAS, VLPI is publisher of financial and business information and compiles, calculates and owns all rights in its proprietary ranking systems, including the "Value Line Timeliness Ranking System" (the "System"); and

         WHEREAS, VLPI uses in commerce and owns the registered trade or service names or marks listed in Exhibit A (the "Marks"); and

         WHEREAS, VLPI and FTA have previously entered into a separate agreement ("License Agreement") concerning use of the System and Marks in relating to the products described in Exhibit B to the License Agreement ("Product"); and

         WHEREAS, Sub-License is a necessary participant in the Products; and

         NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, Sub-Licensee and FTA, intending to be legally bound agree as follows:

           Section 1. Scope of Sub-License. Sub-Licensee hereby acknowledges that it has received, reviewed, and understands the License Agreement entered into between FTA and VLPI relating to use of the System and Marks. Except as noted herein, Sub-Licensee hereby agrees to obligate itself to all the terms, conditions, and obligations of that License Agreement as if Sub-Licensee were the licensee under the Agreement. Sub-Licensee agrees that VLPI may exercise any rights against Sub-Licensee (including, for example, limitation of liability or indemnification rights) VLPI has against FTA to the same extent as if Sub-Licensee were directly contracting VLPI. Sub-Licensee agrees it will not assert against VLPI any defense, claim, or right Sub-Licensee may have against FTA, including those of set-off, abatement, counterclaim, contribution, or indemnification.

           Section 2. Term. The Terms of this Sub-License Agreement automatically terminates, without Notice, if the Term of the License Agreement terminates for any reason.

         IN WITNESS WHEREOF, the parties hereto have caused this Sub-License Agreement to be executed by their duly authorized officers.

FIRST TRUST ADVISOR L.P. (LICENSEE)


By:
------------------------------------------------
Name:
------------------------------------------------
Title:
------------------------------------------------
                Authorized Officer
Date:
------------------------------------------------





------------------------------------------------
                (Sub-Licensee)


By:
------------------------------------------------
Name:
------------------------------------------------
Title:
------------------------------------------------
                Authorized Officer
Date:
------------------------------------------------

Amendment dated July 25, 2003 to License Agreement dated as of May 1, 2002 by and between Value Line Publishing, Inc. and First Trust Advisors L.P. This Amendment supercedes any prior amendment to the License Agreement, the last of which was dated April 4, 2003.

  1. Paragraph 2 is hereby amended by adding the following to the end of subparagraph (a): "In addition, a per Calendar Quarter payment equal to (2.5) two and one-half basis points on gross daily assets invested in each Closed-End Fund described in Exhibit B during such Calendar Quarter, shall be made by FTA within thirty (30) days after the end of each Calendar Quarter."

  2. Paragraph 10 is hereby amended by deleting subparagraph (f) thereof and designating subparagraph (g) as subparagraph "(f)".

  3. Exhibit B is amended to read, in its entirety, as set forth in Attachment 1 to the end hereof.

  4. Exhibit D is amended to read, in its entirety, as set forth in Attachment 2 to the end hereof.



FIRST TRUST ADVISORS L.P.                        VALUE LINE PUBLISHING, INC.



By:   /s/ James A. Bowen                         /s/ Jean B. Buttner
      ------------------                         --------------------
      James A. Bowen                             Jean B. Buttner
      President                                  Chairman and CEO

ATTACHMENT 1


                                    EXHIBIT B
                                    ---------


The Products consist of Closed-End Products, as set forth below.


The Closed-End Products consist of the First Trust Value Line(R) 100 Fund and First Trust Value Line(R) Dividend Fund as set forth below.

First Trust Value Line(R) 100 Fund (the "100 Fund") is a closed-end management investment company. The 100 Fund will own the #1 Timeliness Rank stocks per The Value Line Investment Survey. As a closed-end management investment company, shareholders have no right to redeem shares; however, the 100 Fund intends to list its shares for trading on a national securities exchange.

First Trust Value Line(R) Dividend Fund (the "Dividend Fund") is a closed-end management investment company. The Dividend Fund will own a subset of the #1 and #2 Safety Rank stocks per The Value Line Investment Survey. Value Line will provide the names of all the current #1 and #2 Safety Rank stocks in the Value Line Investment Survey, and FTA will be solely responsible for screening those stocks for dividend yield to determine the subset in which the Dividend Fund will invest. As a closed-end management investment company, shareholders have no right to redeem shares; however, the Dividend Fund intends to list its shares for trading on a national securities exchange.

ATTACHMENT 2

                                    EXHIBIT D
                                    ---------

                            PERMITTED SUB-LICENSEES


First Trust Value Line(R) 100 Fund

First Trust Value Line(R) Dividend Fund